Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2024 THIRD QUARTER

New York, NY, November 7, 2024 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended September 30, 2024.
Financial Highlights:1

Announced Debt Exchange Transactions and Cost Efficiency Actions
▪Entered into a transaction support agreement with a group of debt holders representing approximately 80% of the Company’s outstanding term loan and notes to exchange $4.1 billion of existing debt; extend maturities by three years; keep consolidated annual cash interest essentially flat; and provide debt reduction
▪Announced cost programs expected to generate $150 million of annual cost savings in 2025. In addition, programs enacted earlier this year will generate another $50 million in 2025, for a total of $200 million of year over year savings in 2025. Offset by $50 million of cost increases for 2025, for a net benefit of $150 million

Q3 2024 Consolidated Results
▪Q3 Revenue of $1,008 million, up 5.8%; within guidance of up mid-single digits
•Excluding Q3 Political Revenue, Q3 Revenue up 2.0%
▪GAAP Operating income of $77 million vs. $69 million in Q3 2023
▪Consolidated Adjusted EBITDA of $205 million, within previously disclosed guidance range of $200 million to $220 million, compared to $204 million in Q3 2023
▪Cash provided by operating activities of $103 million
▪Free Cash Flow of $73 million
▪Cash balance and total available liquidity2 of $432 million and $858 million, respectively, as of September 30, 2024

Q3 2024 Digital Audio Group Results
▪Digital Audio Group Revenue of $301 million up 13%
•Podcast Revenue of $114 million up 11%
•Digital Revenue excluding Podcast of $187 million up 14%
▪Segment Adjusted EBITDA of $100 million up 7%
•Digital Audio Group Adjusted EBITDA margin of 33.2%
Q3 2024 Multiplatform Group Results
▪Multiplatform Group Revenue of $620 million down 1%
•Excluding Multiplatform Group Q3 Political Revenue, Multiplatform Group Q3 Revenue down 3%
▪Segment Adjusted EBITDA of $130 million down 20%
•Multiplatform Group Adjusted EBITDA margin of 21.0%

Guidance
▪Q4 Consolidated Revenue expected to increase in the high-single digits
▪Full Year 2024 Consolidated Revenue expected to increase in the mid-single digits
▪Q4 Consolidated Adjusted EBITDA3 expected to be approximately $290 million, up approximately 39%
▪Full Year 2024 Consolidated Adjusted EBITDA3 expected to be approximately $750 million, up approximately 8%
▪Full Year 2025 Consolidated Revenue expected to be approximately flat in a non-political year
▪Full Year 2025 Consolidated Adjusted EBITDA3 expected to be approximately $770 million, up approximately 3% in a non-political year
1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 A full reconciliation of forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Statement from Senior Management

“We’re pleased to report that our third quarter results were in line with our previously provided Adjusted EBITDA and Revenue guidance ranges,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “We continue to see evidence that this is a recovery year for advertising revenues, and the strong momentum in our podcast business, our digital ex-podcast business, and the sequential improvement of our Multiplatform Group’s year over year revenue performance reflect the power of our unparalleled reach, consumer relationships and range of assets.” Pittman continued, “Technology is the key to increasing our operating leverage because it allows us to speed up processes, streamline legacy systems, and enables us to take another significant step in our modernization journey. We have flattened our organization, eliminated redundancies and broken down silos, which will have a major impact on costs, expected to generate $200 million of annual savings in 2025 compared to 2024, and benefiting full year 2025 Adjusted EBITDA by $150 million on a year over year basis.”

“We’re happy to announce that we have entered into a Transaction Support Agreement with a group of debt holders representing, on an aggregate basis, approximately 80% of the Company’s outstanding debt to support an exchange of approximately $4.1 billion of debt for new notes and term loans,” said Rich Bressler, iHeartMedia’s President, COO and CFO. “The exchange offers will extend maturities by three years; keep consolidated annual cash interest essentially flat; and provide debt reduction – all of which will strengthen the Company’s financial flexibility, and provide us with the runway to accelerate our strategic growth initiatives. This marks a significant step in iHeart’s strategy of disciplined balance sheet and capital structure management.”

Consolidated Results of Operations
Third Quarter 2024 Consolidated Results
Our consolidated revenue increased $55.1 million, or 5.8%, during the three months ended September 30, 2024 compared to the same period of 2023 primarily due to increases in Digital Audio Group revenue and political revenue as 2024 is a presidential election year. Digital Audio revenue increased $33.8 million, or 12.7%, driven primarily by continuing increases in demand for digital advertising. Multiplatform revenue decreased $6.8 million, or 1.1%, primarily resulting from a decrease in broadcast advertising in connection with continued uncertain market conditions, partially offset by increases in political revenues and non-cash trade revenues. Audio & Media Services revenue increased $28.1 million, or 45.3%, primarily as a result of higher political revenue and an increase in digital revenue.
Consolidated direct operating expenses increased $29.7 million, or 7.8%, during the three months ended September 30, 2024 compared to the same period of 2023. The increase was primarily driven by higher variable content costs, including higher third-party digital costs and podcast profit sharing expenses related to the increase in digital revenues.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $25.2 million, or 6.4%, during the three months ended September 30, 2024 compared to the same period of 2023. The increase was driven primarily by higher non-cash trade expense related to the 2024 Summer Olympics and the 2024 iHeartRadio Music Festival and an increase in costs incurred in connection with executing on our cost savings initiatives.
Our consolidated GAAP Operating income was $76.7 million compared to $69.0 million in the third quarter of 2023, primarily due to the increase in consolidated revenues, partially offset by the increase in direct operating and SG&A expenses as discussed above.
Adjusted EBITDA increased to $204.6 million compared to $203.8 million in the prior-year period.
Cash provided by operating activities was $102.8 million, compared to $96.2 million in the prior year period primarily due to the increase in political revenues, largely offset by a decrease in broadcast revenue. Free Cash Flow was $73.3 million, compared to $67.7 million in the prior year period.

Business Segments: Results of Operations
Third Quarter 2024 Multiplatform Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2024	2023	Change	2024	2023	Change
Revenue	$619,544	$626,383	(1.1)%	$1,688,914	$1,751,340	(3.6)%
Operating expenses[1]	489,672	463,939	5.5%	1,377,597	1,339,441	2.8%
Segment Adjusted EBITDA	$129,872	$162,444	(20.1)%	$311,317	$411,899	(24.4)%
Segment Adjusted EBITDA margin	21.0%	25.9%		18.4%	23.5%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Multiplatform Group decreased $6.8 million, or 1.1% YoY, primarily due to a decrease in broadcast advertising in connection with continued uncertain market conditions, partially offset by an increase in political revenues and non-cash trade revenue. Broadcast revenue declined $6.3 million, or 1.4% YoY, driven by lower spot revenue, partially offset by an increase in political advertising and non-cash trade revenues. Networks declined $1.0 million, or 0.9% YoY. Revenue from Sponsorship and Events increased by $0.8 million, or 1.7% YoY.

Operating expenses increased $25.7 million, or 5.5% YoY, driven primarily by higher non-cash trade expense related to the 2024 Summer Olympics and the 2024 iHeartRadio Music Festival, an increase in broadcast music license fees, and an increase in tower rent as a result of the tower sale leaseback transaction completed at the end of the third quarter of 2023.

Segment Adjusted EBITDA Margin decreased YoY to 21.0% from 25.9%.

Third Quarter 2024 Digital Audio Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2024	2023	Change	2024	2023	Change
Revenue	$301,041	$267,222	12.7%	$825,623	$751,472	9.9%
Operating expenses[1]	201,035	173,565	15.8%	565,620	519,115	9.0%
Segment Adjusted EBITDA	$100,006	$93,657	6.8%	$260,003	$232,357	11.9%
Segment Adjusted EBITDA margin	33.2%	35.0%		31.5%	30.9%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Digital Audio Group increased $33.8 million, or 12.7% YoY, driven by Digital, excluding Podcast revenue, which grew $22.4 million, or 13.6% YoY, to $187.0 million, driven by an increase in demand for digital advertising, and Podcast revenue, which increased $11.4 million, or 11.1% YoY, to $114.0 million, driven primarily by increased demand for podcasting from advertisers.

Operating expenses increased $27.5 million, or 15.8% YoY, primarily driven by higher variable content costs, including higher podcast profit sharing and third-party digital costs related to the increase in revenues.

Segment Adjusted EBITDA Margin decreased YoY to 33.2% from 35.0%.

Third Quarter 2024 Audio & Media Services Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2024	2023	Change	2024	2023	Change
Revenue	$90,050	$61,979	45.3%	$229,300	$189,134	21.2%
Operating expenses[1]	45,641	45,003	1.4%	137,347	138,315	(0.7)%
Segment Adjusted EBITDA	$44,409	$16,976	161.6%	$91,953	$50,819	80.9%
Segment Adjusted EBITDA margin	49.3%	27.4%		40.1%	26.9%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Audio & Media Services Group increased $28.1 million, or 45.3% YoY, primarily due to higher political revenue as 2024 is a presidential election year and increased demand for digital advertising, partially offset by decreases in broadcast advertising.

Operating expenses increased $0.6 million, or 1.4% YoY, primarily driven by higher sales commissions related to the increased demand for digital advertising.

Segment Adjusted EBITDA Margin increased YoY to 49.3% from 27.4%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$1,008,133	$952,989	$2,736,263	$2,684,242
Operating income (loss)	76,720	68,965	(867,655)	(877,091)
Adjusted EBITDA[1]	204,585	203,782	459,409	488,386
Net loss	(41,325)	(8,969)	(1,041,422)	(1,114,314)
Cash provided by operating activities[2]	102,765	96,169	70,217	58,958
Free cash flow[1,2]	73,345	67,651	(1,957)	(31,498)

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2 We made cash interest payments of $107.9 million in the three months ended September 30, 2024, compared to $108.7 million in the three months ended September 30, 2023.

Certain prior period amounts have been reclassified to conform to the 2024 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of September 30, 2024, we had $431.8 million of cash on our balance sheet. For the nine months ended September 30, 2024, cash provided by operating activities was $70.2 million, cash provided by investing activities was $23.5 million and cash used for financing activities was $8.4 million.
Capital expenditures for the nine months ended September 30, 2024 were $72.2 million compared to $90.4 million in the nine months ended September 30, 2023. Capital expenditures during the nine months ended September 30, 2024 decreased primarily due to lower spending on real estate optimization initiatives.

As of September 30, 2024, the Company had $5,221.8 million of total debt and $4,790.1 million of Net Debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to May 2026.

Cash balance and total available liquidity4 were $431.8 million and $858 million, respectively, as of September 30, 2024.

4 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2024	2023	Change	2024	2023	Change
Broadcast Radio	$448,808	$455,103	(1.4)%	$1,233,636	$1,267,493	(2.7)%
Networks	115,310	116,334	(0.9)%	323,952	346,456	(6.5)%
Sponsorship and Events	50,329	49,500	1.7%	117,279	120,297	(2.5)%
Other	5,097	5,446	(6.4)%	14,047	17,094	(17.8)%
Multiplatform Group[1]	619,544	626,383	(1.1)%	1,688,914	1,751,340	(3.6)%
Digital ex. Podcast	186,996	164,559	13.6%	516,433	475,291	8.7%
Podcast	114,045	102,663	11.1%	309,190	276,181	12.0%
Digital Audio Group	301,041	267,222	12.7%	825,623	751,472	9.9%
Audio & Media Services Group[1]	90,050	61,979	45.3%	229,300	189,134	21.2%
Eliminations	(2,502)	(2,595)		(7,574)	(7,704)
Revenue, total[1]	$1,008,133	$952,989	5.8%	$2,736,263	$2,684,242	1.9%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Consolidated Revenue decreased by 2.9% and increased 2.0% for the three months ended September 30, 2024 compared to the three months ended September 30, 2023, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 13.7% for the three months ended September 30, 2024 compared to the three months ended September 30, 2023. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on November 7, 2024, at 8:30 a.m. Eastern Time. The conference call number is (888) 596-4144 (U.S. callers) and +1 (646) 968-2525 (International callers) and the passcode for both is 8885116. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (609) 800-9909 (International callers) and the passcode for both is 8885116. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the Company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the Company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 500+ platforms and thousands of devices; the Company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the transactions described above, including the Company’s ability to complete any of the transactions on the terms contemplated by the transaction support agreement, on the timeline contemplated or at all, and the Company’s ability to realize the intended benefits of any such transactions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about positioning in uncertain economic environment and future economic recovery, driving shareholder value, our anticipated growth and year-over-year financial performance, our anticipated political advertising revenues for 2024; our expected costs savings and other capital and operating expense reduction initiatives, utilizing new technologies and programmatic platforms, developing new consumer and revenue opportunities; improving operational efficiency, future advertising demand, trends in the advertising industry, including on other media platforms; strategies and initiatives, and our anticipated financial performance, including our outlook as to fourth quarter and full year 2024 consolidated and operating segment results, anticipated capital expenditures and other impacts on our free cash flow, including our outlook as to fourth quarter and full year 2024 and 2025 consolidated and operating segment results, anticipated capital expenditures and other impacts on our free cash flow liquidity, and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to weak or uncertain global economic conditions and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny of environmental, social and governance matters, risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2024	2023	Change	2024	2023	Change
Revenue	$1,008,133	$952,989	5.8%	$2,736,263	$2,684,242	1.9%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	409,745	379,997	7.8%	1,133,154	1,079,678	5.0%
Selling, general and administrative expenses (excludes depreciation and amortization)	418,833	393,628	6.4%	1,235,591	1,190,202	3.8%
Depreciation and amortization	101,331	106,451		310,849	323,028
Impairment charges	412	570		922,144	965,087
Other operating expense	1,092	3,378		2,180	3,338
Operating income (loss)	$76,720	$68,965		$(867,655)	$(877,091)
Depreciation and amortization	101,331	106,451		310,849	323,028
Impairment charges	412	570		922,144	965,087
Other operating expense	1,092	3,378		2,180	3,338
Restructuring expenses	16,767	16,227		67,928	46,469
Share-based compensation expense	8,263	8,191		23,963	27,555
Adjusted EBITDA[1]	$204,585	$203,782	0.4%	$459,409	$488,386	(5.9)%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$1,008,133	$952,989	$2,736,263	$2,684,242
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	409,745	379,997	1,133,154	1,079,678
Selling, general and administrative expenses (excludes depreciation and amortization)	418,833	393,628	1,235,591	1,190,202
Depreciation and amortization	101,331	106,451	310,849	323,028
Impairment charges	412	570	922,144	965,087
Other operating expense	1,092	3,378	2,180	3,338
Operating income (loss)	76,720	68,965	(867,655)	(877,091)
Interest expense, net	95,715	99,509	286,807	293,659
Gain (loss) on investments, net	(103)	(7,381)	91,479	(19,924)
Equity in loss of nonconsolidated affiliates	(2,587)	(3,514)	(2,693)	(3,518)
Gain on extinguishment of debt	—	23,947	—	51,474
Other income (expense), net	1,195	(738)	468	(1,109)
Loss before income taxes	(20,490)	(18,230)	(1,065,208)	(1,143,827)
Income tax benefit (expense)	(20,835)	9,261	23,786	29,513
Net loss	(41,325)	(8,969)	(1,041,422)	(1,114,314)
Less amount attributable to noncontrolling interest	(60)	84	9	1,469
Net loss attributable to the Company	$(41,265)	$(9,053)	$(1,041,431)	$(1,115,783)

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for September 30, 2024 and December 31, 2023:

(In millions)	September 30, 2024	December 31, 2023
Cash	$431.8	$346.4
Total Current Assets	1,508.0	1,506.9
Net Property, Plant and Equipment	500.2	558.9
Total Assets	5,779.0	6,952.6
Current Liabilities (excluding current portion of long-term debt)	779.3	848.1
Long-term Debt (including current portion of long-term debt)	5,221.8	5,215.2
Stockholders' Deficit	(1,409.4)	(384.8)

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow for the three and nine months ended September 30, 2024 and 2023, and Net Debt as of September 30, 2024. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges, and Other operating expense. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, (Gain) loss on investments, net, Gain on extinguishment of debt, Other (income) expense, net, Equity in loss of nonconsolidated affiliates, Impairment charges, Other operating expense, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Operating income (loss) as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with Operating income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We use Free Cash Flow, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents. We define net leverage as Net Debt divided by Adjusted EBITDA. The Company uses net leverage and Net Debt to evaluate the Company's liquidity. We believe these measures are an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Consolidated Revenue and Adjusted EBITDA guidance for the quarter ending December 31, 2024 and the full year 2024 and 2025, which reflects targets for Adjusted EBITDA and net debt. Our Earnings Call on November 7, 2024 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating income (loss) to Adjusted EBITDA

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2024	2023	2024	2023	2024
Operating income (loss)	$76,720	$68,965	$(867,655)	$(877,091)	$(909,667)
Depreciation and amortization	101,331	106,451	310,849	323,028	104,356
Impairment charges	412	570	922,144	965,087	920,224
Other operating income, net	1,092	3,378	2,180	3,338	516
Restructuring expenses	16,767	16,227	67,928	46,469	27,558
Share-based compensation expense	8,263	8,191	23,963	27,555	7,220
Adjusted EBITDA	$204,585	$203,782	$459,409	$488,386	$150,207

Reconciliation of Net loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2024	2023	2024	2023	2024
Net loss	$(41,325)	$(8,969)	$(1,041,422)	$(1,114,314)	$(981,989)
Income tax (benefit) expense	20,835	(9,261)	(23,786)	(29,513)	(23,959)
Interest expense, net	95,715	99,509	286,807	293,659	95,577
Depreciation and amortization	101,331	106,451	310,849	323,028	104,356
EBITDA	$176,556	$187,730	$(467,552)	$(527,140)	$(806,015)
(Gain) loss on investments, net	103	7,381	(91,479)	19,924	412
Gain on extinguishment of debt	—	(23,947)	—	(51,474)	—
Other (income) expense, net	(1,195)	738	(468)	1,109	231
Equity in loss of nonconsolidated affiliates	2,587	3,514	2,693	3,518	61
Impairment charges	412	570	922,144	965,087	920,224
Other operating income, net	1,092	3,378	2,180	3,338	516
Restructuring expenses	16,767	16,227	67,928	46,469	27,558
Share-based compensation expense	8,263	8,191	23,963	27,555	7,220
Adjusted EBITDA	$204,585	$203,782	$459,409	$488,386	$150,207

Reconciliation of Cash provided by operating activities to Free Cash Flow

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash provided by operating activities	$102,765	$96,169	$70,217	$58,958
Purchases of property, plant and equipment	(29,420)	(28,518)	(72,174)	(90,456)
Free cash flow	$73,345	$67,651	$(1,957)	$(31,498)
Net proceeds from real estate sales[1]	210	—	210	4,629
Free cash flow including net proceeds from real estate sales	$73,555	$67,651	$(1,747)	$(26,869)
(1) We deployed significant capital expenditures to accelerate the proactive streamlining of our real estate footprint. This initiative has succeeded in making certain real estate assets redundant, enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures.

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
Consolidated revenue	$1,008,133	$952,989	5.8%	$2,736,263	$2,684,242	1.9%
Excluding: Political revenue	(44,004)	(7,978)		(70,539)	(18,246)
Consolidated revenue, excluding political	$964,129	$945,011	2.0%	$2,665,724	$2,665,996	—%

Multiplatform Group revenue	$619,544	$626,383	(1.1)%	$1,688,914	$1,751,340	(3.6)%
Excluding: Political revenue	(16,414)	(5,294)		(32,103)	(13,123)
Multiplatform Group revenue, excluding political	$603,130	$621,089	(2.9)%	$1,656,811	$1,738,217	(4.7)%

Digital Audio Group revenue	$301,041	$267,222	12.7%	$825,623	$751,472	9.9%
Excluding: Political revenue	(5,323)	(320)		(6,804)	(1,666)
Digital Audio Group revenue, excluding political	$295,718	$266,902	10.8%	$818,819	$749,806	9.2%

Audio & Media Group Services revenue	$90,050	$61,979	45.3%	$229,300	$189,134	21.2%
Excluding: Political revenue	(22,267)	(2,363)		(31,632)	(3,457)
Audio & Media Services Group revenue, excluding political	$67,783	$59,616	13.7%	$197,668	$185,677	6.5%

Reconciliation of Total Debt to Net Debt

(In thousands)	September 30, 2024
Current portion of long-term debt	$1,059
Long-term debt	5,220,788
Total debt	$5,221,847
Less: Cash and cash equivalents	431,764
Net debt	$4,790,083

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended September 30, 2024
Revenue	$619,544	$301,041	$90,050	$—	$(2,502)	$1,008,133
Operating expenses(1)	489,672	201,035	45,641	69,702	(2,502)	803,548
Adjusted EBITDA	$129,872	$100,006	$44,409	$(69,702)	$—	$204,585
Adjusted EBITDA margin	21.0%	33.2%	49.3%			20.3%
Depreciation and amortization						(101,331)
Impairment charges						(412)
Other operating expense, net						(1,092)
Restructuring expenses						(16,767)
Share-based compensation expense						(8,263)
Operating income						$76,720
Operating margin						7.6%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended September 30, 2023
Revenue	$626,383	$267,222	$61,979	$—	$(2,595)	$952,989
Operating expenses(1)	463,939	173,565	45,003	69,295	(2,595)	749,207
Adjusted EBITDA	$162,444	$93,657	$16,976	$(69,295)	$—	$203,782
Adjusted EBITDA margin	25.9%	35.0%	27.4%			21.4%
Depreciation and amortization						(106,451)
Impairment charges						(570)
Other operating expense, net						(3,378)
Restructuring expenses						(16,227)
Share-based compensation expense						(8,191)
Operating income						$68,965
Operating margin						7.2%

(1) Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Nine Months Ended September 30, 2024
Revenue	$1,688,914	$825,623	$229,300	$—	$(7,574)	$2,736,263
Operating expenses(1)	1,377,597	565,620	137,347	203,864	(7,574)	2,276,854
Adjusted EBITDA	$311,317	$260,003	$91,953	$(203,864)	$—	$459,409
Adjusted EBITDA margin	18.4%	31.5%	40.1%			16.8%
Depreciation and amortization						(310,849)
Impairment charges						(922,144)
Other operating expense, net						(2,180)
Restructuring expenses						(67,928)
Share-based compensation expense						(23,963)
Operating loss						$(867,655)
Operating margin						(31.7)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Nine Months Ended September 30, 2023
Revenue	$1,751,340	$751,472	$189,134	$—	$(7,704)	$2,684,242
Operating expenses(1)	1,339,441	519,115	138,315	206,689	(7,704)	2,195,856
Adjusted EBITDA	$411,899	$232,357	$50,819	$(206,689)	$—	$488,386
Adjusted EBITDA margin	23.5%	30.9%	26.9%			18.2%
Depreciation and amortization						(323,028)
Impairment charges						(965,087)
Other operating income, net						(3,338)
Restructuring expenses						(46,469)
Share-based compensation expense						(27,555)
Operating loss						$(877,091)
Operating margin						(32.7)%
(1) Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.